INVESTMENT SUB-ADVISORY AGREEMENT

      This INVESTMENT SUB-ADVISORY AGREEMENT (this "Agreement"), dated August 13, 2019, is by and among First Trust Exchange-Traded Fund IV, a Massachusetts business trust (the "Trust"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission (the "SEC"), and Energy Income Partners, LLC a Delaware limited liability company and a registered investment adviser with the SEC (the "Sub-Adviser").

      WHEREAS, the First Trust EIP Carbon Impact ETF (the "Fund") is a series of the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust has retained the Manager to serve as the investment adviser for the Fund pursuant to an Investment Management Agreement between the Manager and the Trust dated August 13, 2019 (as such agreement may be modified from time to time, the "Management Agreement");

      WHEREAS, the Management Agreement provides that the Manager may, subject to certain requirements, appoint one or more sub-advisers at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement; and

      WHEREAS, the Trust and the Manager desire to retain the Sub-Adviser to furnish investment advisory services for the Fund's investment portfolio, upon the terms and conditions hereafter set forth, and the Sub-Adviser is willing to furnish such services to the Fund;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1. Appointment. The Trust and the Manager hereby appoint the Sub-Adviser to serve as Sub-Adviser and to provide certain investment sub-advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Trust, the Fund or the Manager in any way, nor otherwise be deemed an agent of the Trust, the Fund or the Manager.

       2. Services to Be Performed. Subject always to the supervision of the Trust's Board of Trustees (the "Board of Trustees" or the "Board") and the Manager, the Sub-Adviser will act as sub-adviser for, and manage on a discretionary basis the investment and reinvestment of the assets of the Fund, furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities and other assets for the Fund's investment portfolio, all on behalf of the Fund and as described in the Fund's most current effective registration statement on Form N-1A and as the same may thereafter be amended from time to time. In the performance of its duties, the Sub-Adviser will (a) satisfy any applicable fiduciary duties it may have to the Fund, (b) monitor the Fund's investments or other instruments, (c) comply with the provisions of the Trust's Declaration of Trust and By-laws, as amended from time to time and communicated by the Fund or the Manager to the Sub-Adviser, (d) comply with (i) the investment objective, policies and restrictions stated in the Fund's most recently effective prospectus and statement of additional information, (ii) such other investment objectives, policies, restrictions or instructions as the Manager or the Trust's Board of Trustees may communicate to the Sub-Adviser in writing, and (iii) any changes to the objectives, policies, restrictions or instructions required under the foregoing (i) and (ii) as communicated to the Sub-Adviser in writing and (e) assist in the valuation of portfolio assets held by the Fund as reasonably requested by the Manager or the Fund. The Sub-Adviser and the Manager will each make its officers and employees available to the other from time to time at reasonable times to review the investment objective, policies and restrictions of the Fund and to consult with each other regarding the investment affairs of the Fund. The Fund or the Manager will provide the Sub-Adviser with current copies of the Trust's Declaration of Trust, the Trust's By-laws and any amendments thereto. The Manager shall provide (or cause another to provide) timely information to the Sub-Adviser regarding such matters and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

Unless otherwise provided by the Manager, the Sub-Adviser is responsible for voting in respect of securities and other assets held in the Fund's portfolio and will exercise or not exercise a right to vote in accordance with the Sub-Adviser's proxy voting policy, a copy of which has been provided to the Manager. The Sub-Adviser shall promptly notify the Manager and the Fund of any material change in the voting policy. Unless otherwise provided by the Manager, the Sub-Adviser is permitted to represent any holdings on behalf of the Fund at any ordinary or special meeting of shareholders and has the right to exercise any voting rights or any other similar or connected rights.

      The Sub-Advisor is authorized to select the brokers, dealers, futures commission merchants, banks and other agents or counterparties that will execute the purchases and sales of portfolio investments for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes but is not limited to most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including among other things, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Notwithstanding the foregoing, the Sub-Advisor may leverage the expertise of the Manager to trade the Fund as circumstances may warrant. The Manager shall be responsible for the subscription and redemption process and will consult the Sub-Adviser for any redemption request that is for cash, and the Sub-Advisor is responsible for maintaining any and all exceptions relating to the creation and redemption basket and communicating same to the Manager. Subject to approval by the Board of Trustees and compliance with the policies and procedures adopted by the Board of Trustees for the Fund and to the extent permitted by and in conformance with applicable law (including, if applicable, Rule 17e-1 under the 1940 Act), the Sub-Adviser may select brokers or dealers affiliated with the Sub-Adviser. Subject to any applicable policies and procedures and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or the Fund, or be in breach of any obligation owing to the Trust or the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the value of the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

      In addition, the Sub-Adviser may, but is not obligated to, to the extent permitted by applicable law, aggregate purchase and sale orders of securities or other instruments placed with respect to the assets of the Fund with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or its affiliates, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund and its other accounts, taking into consideration, among other things, the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of the Fund occurs as part of any aggregate sale or purchase orders, the objective of the Sub-Adviser and any of its affiliates involved in such transaction shall be to allocate the assets so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in a fair and equitable manner . Nevertheless, the Fund and the Manager acknowledge that under some circumstances, such allocation may adversely affect the Fund with respect to, among other things, the price or size of the assets obtainable or salable. Whenever the Fund and one or more other investment advisory clients of the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being, or the inability of one or more accounts to be, fully invested that would not occur if such an allocation were not made. The Manager agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Adviser and its affiliates may purchase securities or other instruments of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities, assets or instruments for another client.

      The Sub-Adviser will not arrange purchases or sales of securities or other assets between the Fund and other accounts advised by the Sub-Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including, if applicable, Rule 17a-7 under the 1940 Act) and the Fund's policies and procedures, (b) the Sub-Adviser determines the purchase or sale is in the best interests of the Fund, and (c) the Board of Trustees has approved these types of transactions.

      The Fund may adopt policies and procedures that modify or restrict the Sub-Adviser's authority regarding the execution of the Fund's portfolio transactions provided herein. In such event, the Manager will provide reasonable advance written notice to the Sub-Adviser.

      For purposes of complying with Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of an investment company or a series of an investment company that is advised by the Manager (the "First Trust Fund Complex") or an affiliated person of a sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter), concerning transactions for the Fund or any fund in the First Trust Fund Complex in securities or other fund assets. In addition, with respect to a fund in the First Trust Fund Complex with multiple sub-advisers, the Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of a fund's portfolio as may be determined from time to time by the Board of Trustees or the Manager, and shall not consult with a sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter) as to any other portion of a fund's portfolio concerning transactions for a fund in securities or other assets. Notwithstanding the foregoing, the provisions of this paragraph do not apply to consultations between the Sub-Adviser and any sub-adviser retained by the Sub-Adviser pursuant to Section 4 hereof.

      The Sub-Adviser will communicate to the officers and Trustees of the Trust such information relating to transactions for the Fund as they may reasonably request. In no instance will the Fund's portfolio assets be purchased from or sold to the Manager, the Sub-Adviser or any affiliated person of either the Trust, the Manager or the Sub-Adviser, except as may be permitted under the 1940 Act and under no circumstances will the Sub-Adviser select brokers or dealers for Fund transactions on the basis of Fund share sales by such brokers or dealers.

      Subject to Sub-Advisor's obligations outlined in this Agreement, nothing in this Agreement shall be deemed to confer upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any investment that the Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole discretion of the Sub-Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Fund.

      The Sub-Adviser further agrees that it:

             (a) will use the same degree of skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

             (b) will (i) conform in all material respects to all applicable rules and regulations of the SEC, the Commodity Futures Trading Commission and any other applicable regulatory authority, (ii) comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Sub-Adviser in writing, (iii) conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment advisory activities and commodity trading advisory activities and (iv) promptly notify the Manager and the Fund if the Sub-Adviser intends to engage in any derivative transactions on behalf of the Fund's portfolio;

             (c) will report to the Manager and to the Board of Trustees on a quarterly basis and will make appropriate persons available for the purpose of reviewing with representatives of the Manager and the Board of Trustees on a regular basis at such times as the Manager or the Board of Trustees may reasonably request in writing regarding the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund's investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager or the Board of Trustees;

             (d) will prepare and maintain such books and records with respect to the Fund's assets and other transactions for the Fund's investment portfolio as required under applicable law, the Fund's compliance policies and procedures (upon notice to the Sub-Adviser) or as otherwise requested by the Manager or the Board of Trustees and will prepare and furnish the Manager and the Board of Trustees such periodic and special reports as the Board of Trustees or the Manager may reasonably request. Such records shall be open to inspection at all reasonable times by the Manager or the Fund and any appropriate regulatory authorities. The Sub-Adviser further agrees that all records that it maintains for the Fund are the property of the Fund and the Sub-Adviser will surrender promptly to the Fund any such records upon the request of the Manager or the Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the Fund) to the extent required under Rule 204-2 under the Investment Advisers Act of 1940 or other applicable law; and

             (e) will monitor the pricing of portfolio assets, and events relating to the issuers of those assets and the markets in which the securities or other assets trade in the ordinary course of managing the portfolio investments of the Fund, and will notify the Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the investments may primarily trade but before the time at which the Fund's investments are priced on a given day) that may materially impact the pricing of one or more securities or other assets in the Fund's portfolio. In addition, the Sub-Adviser will at the Manager's request assist the Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected investment or investments.

       3. Expenses. During the term of this Agreement, the Sub-Adviser will pay one-half of all expenses of the Fund (including the cost of transfer agency, custody, fund administration, legal, audit and other services and license fees, if any) but excluding the fee payment under this Agreement, the investment management fee payment under the Management Agreement, interest, taxes, brokerage commissions, acquired fund fees, if any, and other expenses connected with the execution of portfolio transactions (such as dividend and distribution expenses from securities sold short and/or other investment related costs), distribution and service fees payable pursuant to a Rule 12b-1 plan, if any, and extraordinary expenses (collectively, the "Fund Expenses") in the manner set forth in Section 5 below. In addition, during the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other assets (including brokerage commissions, if any) purchased for the Fund and legal fees incurred on behalf of the Fund that constitute a Fund Expense, the cost of such legal fees to be equally divided between the Sub-Advisor and the Manager. Further, the Sub-Adviser agrees to bear any and all costs and expenses arising in connection with any actual, proposed, expected or possible assignment of this Agreement (even if a proposed, expected or possible assignment ultimately does not take place) (such assignment shall not include a termination by Sub-Adviser of this Agreement), unless the assignment is a result of the change of control of or caused by the Manager or the Board of Trustees. For the avoidance of doubt, without limiting the immediately preceding sentence, if there is a termination (or possible or anticipated termination) of this Agreement as a result of an assignment (or possible or anticipated assignment) unless the assignment is a result of the change of control of or caused by the Manager or the Board of Trustees, then the Sub-Adviser shall bear, without limitation, (a) the expenses and costs incurred in connection with preparing, printing, filing and mailing an information statement or proxy statement, as applicable and (b) if relevant, solicitation and other costs associated with the use of a proxy statement.

       4. Additional Sub-Advisers. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act (after taking into effect any exemptive order, amendment thereto, no-action assurances or other relief, rule or regulation upon which the Fund may rely) and the approval of the Manager, the Sub-Adviser may retain one or more additional sub-advisers at the Sub-Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 2 hereof with respect to the Fund. Retention of a sub-adviser hereunder shall in no way reduce the responsibilities or obligations of the Sub-Adviser under this Agreement and the Sub-Adviser shall be responsible to the Fund for all acts or omissions of any sub-adviser in connection with the performance of the Sub-Adviser's duties hereunder.

       5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee (the "Management Fee") equal to the annual rate of 0.475% of the average daily net assets of the Fund less the amount of Fund Expenses owed by the Sub-Adviser under Section 3 hereof. The Management Fee net of the Fund Expenses shall be payable in arrears on or about the first day of each month during the term of this Agreement. If the Fund Expenses owed by the Sub-Adviser are greater than the Management Fee, the Sub-Adviser shall pay the Fund/Manager the difference by the date the Management Fee would have been due.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

       6. Services to Others. The services of the Sub-Adviser to the Manager, the Fund and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation. The Trust and the Manager acknowledge that the Sub-Adviser now acts, or may in the future act, as an investment adviser to other managed accounts and as investment adviser or investment sub-adviser to one or more other investment companies that are not series of the Trust. In addition, the Trust and the Manager acknowledge that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

       7. Limitation of Liability. The Sub-Adviser shall not be liable for, and the Trust and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security or other asset) in connection with the performance of the Sub-Adviser's duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

       8. Term; Termination. This Agreement shall become effective on the date first set forth above, provided that it has been approved in the manner required by the 1940 Act (after taking into effect any exemptive order, amendment thereto, no-action assurances, or other relief, rule or regulation upon which the Fund may rely), and shall remain in full force until the two year anniversary of the date of its effectiveness unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder (after taking into effect any exemptive order, amendment thereto, no-action assurances, or other relief, rule or regulation upon which the Fund may rely); provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager or the Sub-Adviser upon sixty (60) days' written notice to the other parties. This Agreement may also be terminated by the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund upon sixty (60) days' written notice to the Sub-Adviser by the Fund without payment of any penalty.

      This Agreement may be terminated at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Adviser set forth herein.

      The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event the Management Agreement between the Manager and the Trust on behalf of the Fund is terminated, assigned or not renewed.

      Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 5 or the obligation of the Sub-Adviser to pay its share of Fund Expenses (excluding any expenses related to an assignment of the Agreement following the Sub-Adviser's notice of termination) as described in Sections 3 and 5, earned or accrued prior to such termination and for any additional period during which the Sub-Adviser serves as such for the Fund, subject to applicable law.

       9. Compliance Certification. From time to time, the Sub-Adviser shall provide such certifications with respect to Rule 38a-1 under the 1940 Act, as are reasonably requested by the Fund or the Manager. In addition, the Sub-Adviser will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the Fund to enable the Fund to fulfill its obligations under Rule 38a-1 under the 1940 Act.

      10. Use of Name. The Sub-Adviser permits the Manager and the Trust at no cost to use the name "EIP" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such permission will, upon termination of this Agreement, be automatically and without further action by the Sub-Adviser terminated, in which event the Fund shall promptly take whatever action may be necessary (including calling a meeting of the Board of Trustees) to change its name and to discontinue any further use of the name "EIP" in the name of the Fund or otherwise. Nothing herein will prevent the Sub-Adviser from granting permission with respect to the name "EIP" to any other party in connection with any of its other activities.

      11. Notice. Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate for receipt of such notice.

If to the Manager or the Fund:                       If to the Sub-Adviser:
First Trust Exchange-Traded Fund IV, on behalf
of First Trust EIP Carbon Impact ETF                 Energy Income Partners, LLC
First Trust Advisors L.P.                            10 Wright Street
120 East Liberty Drive, Suite 400                    Westport, Connecticut 06880
Wheaton, Illinois  60187                             Attention: Nandita Hogan
Attention:  Secretary

      12. Limitations on Liability. All parties hereto are expressly put on notice of the Trust's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein and a copy of which has been provided to the Sub-Adviser prior to the date hereof. This Agreement is executed by the Trust on behalf of the Fund by the Trust's officers in their capacity as officers and not individually and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but the obligations imposed upon the Trust or Fund by this Agreement are binding only upon the assets and property of the Fund, and persons dealing with the Trust or Fund must look solely to the assets of the Fund for the enforcement of any claims.

      13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      14. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 12 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois. For the avoidance of doubt, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, no-action assurance, order (including any amendment thereto) or other relief of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation, no-action assurance, order (including any amendment thereto) or other relief.

      15. Amendment. This Agreement may only be amended, or its provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced. Any amendment, modification or waiver will be effected in accordance with the 1940 Act and the rules and regulations thereunder, unless not otherwise required.

      16. Authority. Each party represents to the others that it is duly authorized and fully empowered to execute, deliver and perform this Agreement. The Trust represents that engagement of the Sub-Adviser has been duly authorized by the Board of Trustees of the Trust and is in accordance with the Trust's Declaration of Trust and other governing documents of the Fund.

      17. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party hereto.

     18. Forum Selection. Any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith by a party to this Agreement against another party to this Agreement shall be brought only in a court of competent jurisdiction in Chicago, Cook County, Illinois, or if venue does not lie in any such court only in a court of competent jurisdiction within the State of Illinois (the "Chosen Courts"). Each party to this Agreement (a) consents to jurisdiction in the Chosen Courts; (b) waives any objection to venue in any of the Chosen Courts; and (c) waives any objection that any of the Chosen Courts is an inconvenient forum. In any action commenced by a party hereto against another party to the Agreement, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      19. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Management Fee described in Section 5 and the obligation to pay Fund Expenses described in Sections 3 and 5 are not severable.

      20. Entire Agreement; Counterparts. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.

                           [Signature page follows.]

      IN WITNESS WHEREOF, the Trust on behalf of the Fund, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

FIRST TRUST ADVISORS L.P.                  ENERGY INCOME PARTNERS, LLC

By /s/ James M. Dykas                      By /s/ James J. Murchie
--------------------------------------     ------------------------------------
     Title: Chief Financial Officer         Title: Chief Executive Officer



FIRST TRUST EXCHANGE-TRADED FUND IV,
   on behalf of First Trust EIP Carbon
   Impact ETF

By /s/ Donald P. Swade
--------------------------------------
     Title: Treasurer and CFO